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                                                                    EXHIBIT 99.1

                                 REVOCABLE PROXY

                                BUTLER WICK CORP.
                         SPECIAL MEETING OF SHAREHOLDERS

                              _______________, 1999

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF BUTLER WICK CORP.

     The undersigned shareholder of Butler Wick Corp. ("BWC") hereby nominates, constitutes and appoints Thomas J. Cavalier and Franklin S. Bennett, Jr., acting singly in the absence of the others, or by majority if more than one is present, as proxy or proxies for the undersigned, each with full power of substitution and resubstitution, to vote all of the common shares of BWC that the undersigned is entitled to vote at the Special Meeting of the Shareholders of BWC to be held at ___________________, Youngstown, Ohio, on _______, 1999, at __:00 _.m., and
at any adjournments thereof (the "Special Meeting"), on the following proposal which is described in the accompanying Proxy Statement:

       The adoption of the Agreement and Plan of Merger dated as of April 15, 1999, between BWC and United Community Financial Corp.



        / /    FOR               / /    AGAINST             / /    ABSTAIN


     THE BOARD OF DIRECTORS OF BWC UNANIMOUSLY RECOMMENDS A VOTE FOR THE
     PROPOSAL.

     PLEASE SIGN AND DATE THIS REVOCABLE PROXY ON THE REVERSE SIDE.

UNLESS THIS PROXY IS REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL.

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     All Proxies previously given by the undersigned are hereby revoked.
Receipt of the Notice of the Special Meeting of Shareholders of BWC and of the accompanying Prospectus/Proxy Statement is hereby acknowledged.

     Please sign exactly as your name appears on the shareholders' records of BWC. Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles. If shares are held jointly, each shareholder named should sign.


____________________________       ______________________________
Signature                          Signature


____________________________       ______________________________
Print or Type Name                 Print or Type Name


Dated: _____________________       Dated: _______________________


TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. FAILURE TO VOTE OR AN ABSTENTION WILL, IN EFFECT, BE A VOTE AGAINST THE PROPOSAL. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY (1) FILING WITH BWC WRITTEN NOTICE OF REVOCATION, (2) EXECUTING AND RETURNING A LATER-DATED PROXY OR (3) ATTENDING THE SPECIAL MEETING AND GIVING NOTICE OF REVOCATION IN PERSON.